                                                                     EXHIBIT 4.8

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.10 OF THE INDENTURE.



                       LOEWEN GROUP INTERNATIONAL, INC.

             % SERIES [ ]SENIOR GUARANTEED NOTES DUE [           ]


No. ______                                                           $__________
CUSIP No.

          LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or registered assigns, the
principal sum of _______________ Dollars on [         ], at the office or agency
of the Company referred to below, and to pay interest thereon on ________ and __________, in each year, commencing on ________________, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the
rate of      % per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          If the Guarantor fails to consummate equity transactions having gross
proceeds of at least $200,000,000 in the aggregate prior to [                ],
additional interest ("Penalty Interest") shall accrue at a rate of .25% per annum for the first 90 days following such anniversary date, increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided, however, that such Penalty Interest may not exceed 1.0% per annum; and
--------  -------
provided further, that such Penalty Interest shall cease to accrue upon the
-------- --------
consummation by the Guarantor of an equity transaction, the gross proceeds of which, together with the gross proceeds of all other equity transactions
consummated by it after [                      ] are equal to or greater than
$200,000,000.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular
Record Date for such interest, which shall be [         ] or [          ]
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Global Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Global Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Global Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          The Holder of this Global Note is entitled to the benefits of a Registration Rights Agreement, dated as of October 4, 1996, among the Company, the Guarantor and the Initial Purchasers named therein (the "Registration Rights Agreement"). The Registration Rights Agreement contains provisions permitting an increase in the interest rate borne by this Global Note in the event of the failure to file or to have declared effective an Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), or to consummate an Exchange Offer within prescribed time periods specified in such Registration Rights Agreement.

          Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       LOEWEN GROUP INTERNATIONAL, INC.


                                       By:_______________________________
                                          Name:
                                          Title:


                    [SEAL APPEARS HERE]


Attest:

By:______________________
Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


              This is one of the Global Notes of the series designated therein referred to in the within-mentioned Indenture.


                                    FLEET NATIONAL BANK,
                                     as TRUSTEE


                                    By:___________________________________
                                       Authorized Officer

                           (Reverse of Global Note)

          1.    Indenture.  This Global Note is one of a duly authorized series
                ---------
of Senior Notes of the Company designated as its       % Series [ ] Senior
Guaranteed Notes due [    ] (the "Senior Notes"), which may be issued under an
indenture (herein called the "Indenture") dated as of [              ], among
Loewen Group International, Inc., a Delaware corporation, as issuer (the "Company"), The Loewen Group Inc., as guarantor of the obligations of the Company under the Indenture (the "Guarantor") and Fleet National Bank, a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

          All capitalized terms used in this Senior Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Senior Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

          2.    Redemption.  [The Senior Notes will not be redeemable at the
                ----------
option of the Company.]/*/
                        -

          [(a)  Optional Redemption.  The Senior Notes are subject to
                -------------------
redemption, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after
[ ] upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed
during the 12-month period beginning [       ] of the years indicated below:

                                               Redemption
             Year                                 Price
             ----                              -----------

                                               _________%
                                               _________%
                                               _________%

plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

          (b)   Partial Redemption.  In the event of redemption of this Senior
                ------------------
Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]/**/
         --

          3.    Guarantee.  This Senior Note is entitled to a senior Guarantee
                ---------
made for the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.



---------------------------
/*/    Applicable only to Series 3 Senior Guaranteed Notes due 2001
 -
/**/   Applicable only to Series 4 Senior Guaranteed Notes due 2003
 --

       4.   Offers to Purchase.  Sections 4.11 and 4.12 of the Indenture provide
            ------------------
that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Senior Notes in accordance with the procedures set forth in the Indenture.

       5.   Defaults and Remedies.  If an Event of Default shall occur and be
            ---------------------
continuing, the principal of all of the outstanding Senior Notes, plus all accrued and unpaid interest, if any, to and including the date the Senior Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

       6.   Defeasance.  The Indenture contains provisions (which provisions
            ----------
apply to this Senior Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor under this Senior Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

       7.   Amendments and Waivers.  The Indenture permits, with certain
            ----------------------
exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Senior Notes at the time outstanding, on behalf of the Holders of all the Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Senior Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

       8.   Denominations, Transfer and Exchange.  The Senior Notes are issuable
            ------------------------------------
only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable on the security register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       9.   Persons Deemed Owners.  Prior to and at the time of due presentment
            ---------------------
of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

       10.  Governing Law.  This Senior Note and the Guarantee shall be governed
            -------------
by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                  Schedule A



               Exchange of (a) portions of this Global Note for
                     Physical Notes or (b) Physical Notes
                     for an interest in this Global Note.


              Principal Amount of
              Physical Notes
              Issued in Exchange
              for, or Exchanged for     Remaining Prin-
              an Interest in, the       cipal Amount of      Notation
Date          Global Note               this Global Note     Made By
----          ---------------------     ----------------     --------

____          _____________________     ________________     ________

____          _____________________     ________________     ________

____          _____________________     ________________     ________

____          _____________________     ________________     ________

____          _____________________     ________________     ________

____          _____________________     ________________     ________

____          _____________________     ________________     ________

____          _____________________     ________________     ________